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                                                                    EXHIBIT 10.5
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                                  AMENDMENT TO
                  AMENDED AND RESTATED 1987 STOCK OPTION PLAN

     Paragraph 8 of the Amended and Restated 1987 Stock Option Plan of Kent Electronics Corporation, as amended, shall be amended in its entirety to provide for transferability of stock options as follows:

     8. Transferability of Options. Options shall not be subject to sale, assignment or transfer other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended; provided, however, that the Committee may amend outstanding options to provide for transferability of Options, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members. The designation of a beneficiary by an optionee shall not constitute a transfer.